                                                                    Exhibit 24.2

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Minister of Finance of the
Republic of South Africa (the "Republic"), by his execution hereof, does hereby constitute and appoint Barbara Masekela, Lesetja Kganyago, Phakamani Hadebe and
Andre Pillay and any of them acting individually, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, (i) to settle, execute and sign, and to file, any and all amendments, updates, and all related ancillary documentation to the Form 18-K (the "Form 18-K"), as filed with the U.S. Securities and Exchange Commission ("the Commission") on December
19, 2003 and any and all post-effective amendments, with all exhibits thereto, to the Shelf Registration Statement No. 33-85932 ("the Registration Statement")
and the Upsizing Shelf Registration Statement (File No. 333-115456) (the
"Upsizing Registration Statement" and the third registration Statement (File No
333-107393) (the "Third Registration Statement") as amended on August 20 2003, together with the other Registration Statement, the "Shelf Registration
Statements") with respect to the securities of the Republic initially filed by the Republic on November 3, 1994 and February 24, 2000, with the U.S. Securities and Exchange Commission, pursuant to the provisions of the Securities Act, 1933, as amended as well as the updated Form 18K filed with the Commission on November
7, 2005 (for the fiscal year ended March 31, 2005) as amended by the Amendment
No 1 (the Annual Budget) filed March 2, 2006, and (ii) to settle, execute and sign any and all contracts, agreements, prospectus supplements, consents, certificates and documents in relation to the Republic's 2006 Global Bond
Offering in the United States, Europe and Asia of any debt securities pursuant to the Form 18-K and the Registration Statements (the "Notes") as said attorney-in-fact and agent may deem necessary or advisable (including, but not limited to, an Underwriting Agreement and Pricing Agreement, a Fiscal Agency
Agreement, the Notes, various certificates and any and all documents required to be delivered pursuant to the aforementioned agreements, in each case and any amendments thereto and with such additions, deletions, amendments or modifications as said attorney-an-fact and agent may deem necessary or advisable), and further, in the case of clauses (i) and (ii) above, to do any and all acts and things and execute and sign any and all other documents and instruments in connection therewith as said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming ail the acts of the said attorney-in-fact and agent which he may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand.

Date: 24 March 2006                     By: /s/ Trevor A. Manuel MP
                                            ------------------------------
                                            Trevor A. Manuel MP
                                            Minister of Finance of the
                                            Repubiie of South Africa